LEASE AGREEMENT

                                     BETWEEN

                              EAGLE OVERLOOK, L.C.

                                       AND

                           MEDIZONE INTERNATIONAL INC.



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                                    CONTENTS


1.00       Fundamental Lease Provisions                           1
1.01       Date of Lease Agreement                                1
l.02       Landlord's Address for Payment of Kent and for Notice  1
1.03       Tenant's Trade Name                                    1
1.04       Tenant's Address for Notice                            1
1.05       Designated Lease Premises                              1
1.06       Term Commencement                                      2
1.07       Term Expiration                                        2
1.08       Permitted Uses                                         2
1.09       Tenant's Pro Rata Share                                2
1.10(a)    Minimum Rent                                           2
1.10(b)    Operating Expenses                                     2
1.10(c)    Rent                                                   2
1.11       Prepaid Rent                                           2
1.12       Rent Commencement Date                                 2
1.13       Security Deposit                                       2
1.14       Required Opening Date                                  2
1.15       Parking                                                2
1.16       Construction Allowance                                 3
1.17       Personal Guarantee                                     3
1.18       Common Areas                                           3
2.00       Leased Premises                                        3
2.01       Office Building                                        3
3.00       Minimum Rental                                         3
3.01       Acceptance                                             4
4.00       Insurance                                              4
5.00       Rules and Regulations                                  4
6.00       Liability                                              4
7.OO       Delay                                                  4
8.00       Required Opening Date                                  4
9.00       Condition of Premises                                  5
10.00      Alterations                                            5
11.00      Repairs and Maintenance                                5
12.00      Fixtures and Personal Property                         6
13.00      Liens                                                  6
14.01      Plate Glass                                            7
15.00      Indemnification                                        7
16.00      Access to Premises                                     7
17.00      Surrender of Premises                                  8
17.01      Building Apparatus                                     8
17.02      Tenant in Default                                      8
17.03      Damage to Premises                                     8
17.04      Failure to Remove Fixtures                             8
17.05      Tenant's Obligation After Expiration of Term           8
18.00      Tenant's Conduct of Business                           8
19.00      Rules and Regulations                                  9
20.00      Tenant's Property                                      9
21.00      Holding Over                                           9



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22.00      Operating Expenses                                      9
22.01      Payment of Operating Expenses                          12
22.02      Final Assessment                                       12
22.03      Rental                                                 12
22.04      Statement                                              13
23.00      Services and Utilities                                 13
23.01      Excess                                                 13
23.02      Heating, Ventilating and Air Conditioning              14
24.00      Property Taxes                                         14
25.00      Sale of Premises by Landlord                           14
26.00      Defaults by Tenant                                     14
26.01      Remedies in the Event of Default                       15
27.00      Destruction by Fire or Casualty                        17
27.01      Abatement of Rents; Tenants Liabilities                17
27.02      Repair of Tenant's Property                            17
27.03      Exclusive Remedy                                       18
28.00      Eminent Domain                                         18
28.01      Compensation                                           18
28.02      Nontermination                                         18
29.00      Subordination and Attornment                           19
30.00      Assignment, Subletting and Ownership                   19
30.01      Attorney's Fees                                        20
30.02      Landlord's Consent                                     20
30.03      Involuntary Assignment                                 21
31.00      Laws and Ordinances                                    21
31.01      Use of Leased Premises                                 21
31.02      Electrical Requirements                                21
32.00      Waiver of Claims & Subrogation                         22
34.00      Remedies                                               22
35.00      Successors and Assigns                                 22
36.00      Representations                                        23
37.00      Waiver                                                 23
38.00      Interpretation                                         23
39.00      Quiet Enjoyment                                        23
40.00      Waiver of Redemption                                   24
41.00      Lease Status                                           24
43.00      Force Majeure                                          24
44.00      Parking                                                24
45.00      Captions                                               24
46.00      Partial Invalidity                                     24
47.00      Governing Law                                          24
48.00      Entire Agreement                                       25
49.00      No Option                                              25
50.00      Agency Disclosure                                      25
51.00      Security Deposit                                       25
52.00      Incorporation by Reference                             25
Exhibit    "A" General Floor Plan                                 26
Exhibit    "B" Building Rules and Regulations                     27
Exhibit    "C" Guarantee of Lease                                 31

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


                                LEASE AGREEMENT

            THIS LEASE AGREEMENT is made by and between Eagle Overlook, L.C., a Utah Limited Liability Company (hereinafter called "Landlord"), and Medizone International Inc., a Nevada Corporation (hereinafter called "Tenant").

                                   WITNESSETH:

            In consideration of the rents, covenants and agreements hereinafter set forth, Landlord demises and leases to Tenant and Tenant rents from Landlord the hereinafter described Premises upon the following terms and conditions:

     1.00  FUNDAMENTAL LEASE PROVISIONS

     1.01  DATE OF LEASE AGREEMENT: 9/23/97

     l.02  LANDLORD'S ADDRESS FOR PAYMENT OF RENT AND FOR NOTICE:

            Eagle Overlook, L.C.
            c/o Lori Springer
            1545 East Logan
            Salt Lake City, Utah 84105

     1.03  TENANT'S TRADE NAME: Medizone

     1.04  TENANT'S ADDRESS FOR NOTICE:

            4505 South Wasatch Boulevard, Suite #210
            Salt Lake City, Utah 84124

     1.05 DESIGNATED LEASE PREMISES: Suite 210 of the Office Building located at 4505 South Wasatch Boulevard, as more fully described in Exhibit "A" attached hereto, comprising the following area:

     Net Useable Sq. Ft. (NUSF) Net Rentable Sq. Ft. (NRSF) 1,211 1,393

Landlord hereby grants to Tenant, for the benefit of Tenant and Tenant's employees, clients, suppliers, shippers, contractors, customers, and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Common Areas. Landlord, or such other person(s) as Landlord may appoint, shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend or enforce reasonable rules and regulations with respect thereto.

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     1.06  TERM COMMENCEMENT: October 1 1997.

     1.07 TERM EXPIRATION: Three (3) years after the Term Commencement estimated to be September 30, 2000.

     1.08 PERMITTED USES: General business offices and any other legally permitted uses and Premises shall not be used for any other purpose whatsoever.

     1.09 TENANT'S PRO RATA SHARE: 3.427 percent based on 1393 NRSF in the Premises and 40,646 NRSF in the Office Building. This percentage is subject to adjustment from time to time based upon changes, if any, in the number of NRSF in either the Premises or in the Office Building.

     1.10(a) MINIMUM RENT: The Minimum Rent for the Premises and for Tenant's use of the Common Areas is as follows:


         Year                   $/NRSF/Year            Monthly Minimum Rent
-----------------------   ------------------------   ---------------------------

           1                       $16.50                    $1,915.38
           2                       $17.16                    $1,991.99
           3                       $17.85                    $2,072.09


     As part of the Minimum Rent included is a $5.25 per NRSF per year expense stop for Operating Expenses. If Operating Expenses exceed this stop, Tenant will pay to Landlord its pro rata share of additional Operating Expenses. The total Minimum Rent for the term is $71,753.43.

     1.10(b) OPERATING EXPENSES: Operating Expenses shall have the meaning defined in ARTICLE 22.00.

     1.10(c) RENT: Rent shall mean and include Minimum Rent plus Tenant's Pro rata Share of Excess Operating Expenses (as defined in ARTICLE 22.01) plus all other costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease.

     1.11 PREPAID RENT: Tenant will pay at the execution of this Lease the first months rent in the amount of $1,915.38.

     1.12 RENT COMMENCEMENT DATE: The date of Term Commencement.

     1.13 SECURITY DEPOSIT: Tenant will pay at the execution of this Lease a security deposit in the amount of $2,072.09

     1.14 REQUIRED OPENING DATE: The date of Term Commencement.

     1.15 PARKING: Tenant shall have the right to park 4.0 stalls per 1,000 NRSF on the surface parking lot at no charge.


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     1.16  CONSTRUCTION  ALLOWANCE:  Tenant  will  take the  space in an "as is"
condition, although Landlord will clean the Premises prior to Term Commencement. Landlord will contribute to Tenant $2.00 per NRSF or $2,786.00 to Tenant for the Tenant to use in the improvement of the Premises. This allowance will expire eighteen (18) months after Term Commencement if Tenant has not finished its remodeling of the Premises. Tenant will also be required to be current in its rent payments and will give Landlord thirty (30) days notice and plans of the improvements before beginning remodeling. Landlord will reimburse to Tenant, as a rent credit in two consecutive months, a total of $1,393.00 in each month for the improvements Tenant has expanded and documented with invoices of the improvements. If a construction estimate is made indicating the cost to be greater than Landlord's allowance, Tenant and Landlord will acknowledge the overage to be paid by Tenant by executing an addendum.

     1.17 PERSONAL GUARANTEE: Tenant will personally guarantee this Lease in the attached EXHIBIT "C."

     1.18 COMMON AREAS: The term "Common Areas" means those areas and facilities at the Office Building and surrounding property furnished, provided or designated by Landlord for the non-exclusive use and benefit in common with Landlord, Tenant and other tenants of the Office Building as well as their employees, clients, customers, agents, suppliers, shippers, contractors and other invitees which are generally understood as public or common areas. The Common Areas include areas which are outside the Premises or are within the interior utility raceways or plenums of the Premises (or other premises in the Office Building) as well as corridors, hallways, restrooms, stairways, elevators, parking areas, loading and unloading areas, trash receptacle areas, roadways, sidewalks, walkways, access roads, driveways, landscape areas, utility lines, roofs, sprinklers, ramps, fences, and lighting.

     Landlord shall have the right, in Landlord's sole discretion, from time to time to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading, ingress, egress, direction of traffic, landscape areas, walkways, and utility raceways.

2.00        LEASED PREMISES

     Landlord leases to Tenant and Tenant leases from Landlord, on and subject to the terms, provisions, covenants, conditions and limitations hereof, the Premises (herein called the "Premises") being that portion of a building, as generally shown crosshatched on the plat attached hereto and made a part hereof as "EXHIBIT A," to be located in the Office Building designated in ARTICLE 1.05 (hereinafter called the "Office Building").

     2.01 OFFICE BUILDING: Office Building and land located and designated with its general address as 4505 South Wasatch Boulevard, Salt Lake City, Utah 84124.

     3.00  MINIMUM RENTAL

     Tenant does hereby covenant and agree with Landlord to pay Landlord upon demand without deduction or set-off of any kind, the sum designated in ARTICLE 1.10, per month as


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Minimum Rental for said Premises,  said Minimum Rental to be payable in advance, the first installment being prepaid as set forth in ARTICLE 1.11, upon the first day of each and every month during the term thereof, commencing upon the date on which rental is determined to commence under the provision of ARTICLE 1.06. In the event such rental shall be determined under the Provisions of ARTICLE 1.12 hereof to commence on a day other that the first day of the month, then the monthly installment of the Minimum Rental for the next period from such Commencement Date until the first day of the month next following shall be prorated accordingly. All past due rentals, additional rentals and/or other sums due to Landlord under the terms of this Lease if not received by Landlord within seven (7) calendar days after such amount is due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late penalty of 15% of the monthly payment, and interest at a rate of (18%) per annum on the unpaid balance.

     3.01 ACCEPTANCE: Acceptance of any penalty payment or interest payment shall not constitute a waiver of Tenant's default with respect to such non-payment by Tenant nor prevent Landlord from exercising any other fights or remedies available to Landlord.

4.00  INSURANCE

     Should Tenant perform any construction within the Premises, Tenant agrees, at Tenant's expense, to obtain and maintain public liability insurance and Worker's Compensation insurance adequate to fully protect Landlord as well as Tenant from and against any and all liability for death of or injury to person and damage to property caused in or about, or by reason of, the construction of Tenant's work.

5.00  RULES AND REGULATIONS

     In the construction within Premises, Tenant shall conform to, and comply with, all federal, state, county and local laws, ordinances, permits, rules and regulations applicable thereto.

6.00  LIABILITY

     Tenant shall indemnify and save Landlord and Tenant harmless from any and all liability and claims arising out of or in connection with any injury to person or damage to property, from any cause whatsoever occurring upon or about the Premises, except those caused by Landlord's negligence or failure to perform this Agreement, or the negligence of the persons injured or persons whose property is damaged.

7.00  DELAY

     Tenant hereby releases Landlord from any claim whatsoever for damages against Landlord for only those delays that Landlord cannot reasonably control in the date on which the Premises shall be ready for delivery to Tenant.

8.00  REQUIRED OPENING DATE


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



     Notwithstanding anything contained in this Lease to the contrary, Tenant is required to take possession of the leased Premises on or before the date set forth in ARTICLE 1.14; provided, however, that nothing herein shall obligate Tenant to begin business operations in the Premises on said date but will be responsible for rental payments to Landlord. In the event there are delays caused solely by Landlord, the required opening date set forth in ARTICLE 1.14 and the rent commencement date set forth in ARTICLE 1.12 shall be amended to reflect such delay. The term expiration date set forth in ARTICLE 1.07 will also be amended to reflect such delay.

9.00  CONDITION OF PREMISES

            Tenant's taking possession of the Premises shall be conclusive evidence of Tenant's acceptance thereof in good order and satisfactory condition subject to punch list items and latent defects to be corrected by Landlord at the conclusion of tenant improvement construction. Tenant agrees that Landlord has made no representations respecting the condition of the Premises.

10.00  ALTERATIONS

     Tenant shall not make any structural or mechanical alterations in any portion of the Premises, or any alterations without, in each instance, first obtaining the written consent of the Landlord, which consent will not unreasonably be withheld. All alterations, additions, improvements, and Tenant's work provided for herein, shall become, upon completion, the property of Landlord, subject to the terms of this Lease. Any work so performed hereunder by Tenant shall be in conformity with those portions of this Lease applicable to the initial construction of the Premises. Notwithstanding the foregoing, Tenant shall be allowed after fulfilling all terms and conditions of this Lease to remove any attached cabinetry or work stations which were installed at Tenant's expense. Tenant shall be required to make repairs to the Premises due to such removal.

11.00  REPAIRS AND MAINTENANCE

     Landlord agrees, at its expense, to keep the roof, Common Areas, and structural systems in good condition and repair, but Landlord shall not be obligated to repair such damage caused by the same being or becoming out of repair until it has had reasonable opportunity to have same repaired after being notified in writing of the need of same Tenant. In no way shall Landlord incur any expense in such repairs and maintenance where such repair and maintenance is occasioned by Tenant' s negligence and Tenant shall reimburse Landlord for any such expense. Landlord shall not be liable to Tenant for any damage to trade fixtures or personal property of Tenant in the Premises caused by water leakage from roof, water lines, sprinkler or heating and air conditioning equipment. Landlord agrees to maintain all heating, ventilating and cooling systems and all elevators within the Office Building and Tenant agrees to reimburse Landlord for Tenant's pro rata share of said expenses on a pro rata basis in the same manner as set forth in ARTICLE 22.01 herein. Tenant agrees, at Tenant's expense, to keep all other parts of the Premises in good order and repair, clean, and in sightly appearance, normal wear and tear excepted. If Tenant refuses or neglects to make repairs and/or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right upon giving Tenant reasonable written notice of its election to do so to make such repairs or perform such maintenance on behalf of for the account of Tenant. In such an event, such work shall be paid for by Tenant as additional rental promptly upon receipt of a bill therefore.

12.00  FIXTURES AND PERSONAL PROPERTY

     Any trade fixtures, signs or other personal property of Tenant not permanently affixed to the Premises shall remain the property of Tenant, and Landlord agrees that Tenant shall have the right, at any time, and from time to time, to remove any and all of its trade fixtures, signs and other personal property which may be located or installed in the Premises. Tenant, at its expense, shall immediately repair any damage occasioned to the leased Premises by reason of the removal of any such trade fixtures, signs or other personal property, and upon expiration or earlier termination of this Lease, shall leave the Premises in neat and clean condition, free of debris, ordinary wear and tear, and damage due to casualty excepted. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation in the Premises as well as upon its trade fixtures, leasehold improvements (including, but not limited to, those Tenant is required to make in accordance with the provisions of ARTICLE 24.00 hereof), and other personal property in, or about the Premises. If any such items of property are assessed with property of Landlord, then such assessment shall be equitable proportion of such assessment. No taxes, assessments, fees or charges referred to in this paragraph shall be considered as taxes under the provisions of
ARTICLE 24.00 hereof.

13.00  LIENS

    Tenant agrees to pay promptly for any work done by or for the account of Tenant (or material furnished therefore) in or about the Premises, and Tenant shall not permit or suffer any lien to attach to the Premises and shall within ten (10) calendar days cause such lien, or any claim therefore to be bonded over or released; provided, however, that if the Tenant contests any such claim, Tenant agrees to indemnify Landlord and, if requested, to deposit with the Landlord cash or surety bond in form and with a company satisfactory to Landlord in an amount equal such contested claim. Tenant agrees to indemnify Landlord and, if requested, to deposit with the Landlord cash or surety bonds in form and with a company satisfactory to Landlord in an amount equal to one and one-half the amount of such contest claim. Tenant agrees to indemnify Landlord for, and hold Landlord harmless from and against, any and all loss, costs, damage, liability or expense (including attorney's fees) arising out of or in connection with any work done by or for the account of the Tenant for any such claim for which Landlord is not responsible. Tenant shall keep the Office Building lien free.

14.00  LIABILITY INSURANCE

     Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord, Landlord's Mortgagee and Tenant against any liability arising out of Tenant's use, occupancy or maintenance of the Premises and all areas appurtenant thereto, in an amount not less than ONE MILLION DOLLARS ($1,000,000) with respect to injury or death to a single person, ONE MILLION DOLLARS ($1,000,000) with respect to one accident, and FIVE HUNDRED THOUSAND DOLLARS with respect to property damage for any one accident. Said insurance shall not, however, limit the liability of the Tenant hereunder. Landlord and Landlord's Mortgagee shall be named as additional insureds under said policy, Tenant may carry said insurance under a blanket policy, providing, however said insurance shall have a Landlord's protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same at the expense of Tenant. Insurance required hereunder shall be in companies rated "A" or better in "Bests Insurance Guide." Prior to occupancy of the Premises, Tenant shall deliver to Landlord a copy of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No policy shall be cancelable or subject to reduction of coverage except after twenty (20) calendar days prior written notice to Landlord. Any additional insurance carried by Landlord shall not reduce the insurance required under the provisions of this Lease to be carried by Tenant on behalf of Landlord, nor cause Landlord to become co-insurers under the insurance required to be carried by Tenant under this Lease on behalf of Landlord.

     14.01 LATE GLASS: Tenant shall be responsible for the maintenance, repair and replacement of the plate glass if damage is caused by Tenant, its clients, or subcontractors in or on the Premises but shall have the option either to insure the risk or to self insure.

15.00  INDEMNIFICATION

     Excluding gross negligence or willful misconduct on the part of the indemnitee, Tenant and Landlord (each an "Indemnitor") shall and will indemnify and save harmless each other, and any other lessee, owner, independent contractor and/or operator in the Office Building, their agents, officers and employees, from and against any and all loss, cost and liability, claims, demands, expenses, fees, fines, penalties, suits, proceedings, actions and causes of action; arising out of or resulting from such Indemnitor's use, occupancy, management or control of the Premises and/or such indemnitor's operations or activities in the Office Building. This obligation to indemnify shall include but not be limited to reasonable legal and investigation costs and all other reasonable costs, expenses and liabilities from the first notice that any claim or demand is to be made or may be made whether or not a claim is actually made.

16.00  ACCESS TO PREMISES

     Tenant agrees that Landlord, its agents, employees, lenders, or servants, or any person authorized by Landlord, may enter the Premises during business hours except in an emergency for the purpose of: (a) inspecting the condition of the same; (b) making such repairs, additions improvements thereto, or to the Office Building of which they are a part, as Landlord may elect or be required to make; (c) exhibiting the same to prospective purchasers or prospective lenders of the Office Building in which the Premises are contained; and (d) placing notices, during the last sixty (60) calendar days of the term hereof (including extensions, as applicable), in and upon said Premises at such places as may be determined by Landlord. Tenant agrees that neither Tenant nor any person within Tenant's control will interfere with such notices. Landlord shall give reasonable notice and shall not disturb Tenant's conduct of business, except in cases of emergency. Landlord shall be liable to Tenant for any damage caused by any such entry.


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



17.00  SURRENDER OF PREMISES

     Tenant  shall,   upon  expiration  of  the  term  hereof,  or  any  earlier termination of this Lease for any cause, effect the following.

     17.01 BUILDING APPARATUS: Surrender to Landlord the Premises, including without limitation, all building apparatus and Landlord's equipment then upon the Premises, and all alterations, improvements and other additions thereto that may have been made or installed by either party in, upon or about the Premises. Tenant may remove its trade fixtures, signs and other personal property, but not including light fixtures, floor and wall coverings, and permanent partitions, which items shall remain in the Premises and become the property of the Landlord without any payment therefor. The removal by Tenant of all such apparatus. trade fixtures. signs, and personal property, shall be done under Landlord's supervision and any damage occasioned by such removal shall be promptly repaired by Tenant at Tenant's expense and to Landlord's specifications. Landlord will review the conditions of the Premises with Tenant prior and after Tenant's surrender of Premises and both will document any damage that occurred during move out.

     17.02 TENANT IN DEFAULT: If Tenant shall be then in default, Tenant shall not have the right to remove any of said trade fixtures, signs and other personal property and the same shall remain and become subject to Landlord's lien rights under applicable law.

     17.03 DAMAGE TO PREMISES: The Premises and all said property (other than the trade fixtures, signs, and other personal property, which Tenant has a right to remove) shall be surrendered to Landlord by Tenant without any damage (reasonable wear and tear excepted), injury or disturbance thereto, or payment therefor. Tenant at its expense shall immediately repair any damage to the Premises caused by his vacating the same or by Tenants removal of such trade fixtures, sign and other personal property, and shall leave the Premises in a neat and clean condition, free of debris, ordinary wear and tear excepted.

     17.04 FAILURE TO REMOVE FIXTURES: If Tenant fails to remove said trade fixtures, signs and other personal property, which Tenant has a right to remove pursuant hereto, at or prior to the termination of the term hereof, or earlier termination of this Lease, Landlord may, at its election consider the same abandoned and remove and dispose of the same as Landlord's property, or remove and store the same for the account of Tenant and at Tenant's cost and expense subject to Utah Code provisions for abandonment.

     17.05 TENANT'S OBLIGATION AFTER EXPIRATION OF TERM: Tenant's Obligation to observe and perform any of the provisions of this ARTICLE shall survive the expiration of the term hereof or earlier termination of this Lease.

18.00  TENANT'S CONDUCT OF BUSINESS

     Tenant covenants and agrees that it will only operate and conduct within the Premises the business it is permitted to operate and conduct under the provisions of this Lease. Tenant agrees to conduct its business at all times in a first-class manner consistent with reputable business standards and practices and that it will keep the Premises in a neat, clean and orderly condition.

19.00  RULES AND REGULATIONS

     Tenant covenants and agrees that Tenant will comply with the rules and regulations as indicated in Exhibit "B" set by Landlord from time to time for the operation of the Office Building. Landlord shall not be liable to Tenant for the violation of any rules or regulations or the breach of any provisions in any lease by any other Tenant of the Office Building.

20.00  TENANT'S PROPERTY

     Except for Landlord's breach of this Agreement, negligence and/or misconduct, Landlord, its agents or employees shall not be liable herein. and Tenant waives all claims for any damage to persons or property sustained by Tenant or any person claiming through Tenant located on the Premises, or for the loss of or damage to any property of Tenant or of others by theft or otherwise, whether caused by occupants of adjacent property. or public or quasi-public work. All property of Tenant kept on the Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same or damage to Tenant's business, including subrogation claims by Tenant's insurance carrier except for Landlord's breach of this Agreement, negligence and/or misconduct.

21.00  HOLDING OVER

     If Tenant remains in possession of the Premises after the expiration of this Lease without a new lease reduced to writing and duly executed, even if Tenant shall , d Landlord shall have accepted, rent in respect to such a holding over, Tenant shall be deemed to be occupying the Premises only as a tenant from month to month, subject to all covenants, conditions and agreements of this Lease. In such an event, the rental set forth in ARTICLE 1.10(a) hereof shall be doubled.

22.00  OPERATING EXPENSES

     "Operating Expenses" shall consist of the direct Operating Expenses and costs of operating the Office Building. The Operating Expenses shall be computed on the accrual basis and shall consist of all expenditures by Landlord to keep all facilities of the Office Building in operation in subsequent years as may be determined by Landlord to be necessary. All such Operating Expenses shall be determined in accordance with Generally Accepted Accounting Principles, which shall be consistently applied. The term "Operating Expenses" as used herein shall mean the direct expenses, costs and disbursements similar, but not limited to, the following basic costs of operation of the Office Building:

     1. Costs incurred for electricity. chilled water, water for heating, natural gas, gas fuel, steam, water, telephone, or other similar utilities required in connection with the operation and maintenance of the Office Building.

     2. Costs for normal repairs to and normal physical maintenance of the Office Building, including equipment used in connection therewith (If because of guarantees, warranties or any other mechanical equipment and appurtenances thereto and the cost of supplies, tools, materials and reasons, all of such costs are not incurred in the Operating Expense Base Year, for such costs shall be the first full calendar year that all such costs are incurred).

     3. Costs incurred in connection with the inspection, servicing and maintenance contracts necessary for proper operation, janitorial and window cleaning. security, rubbish removal, snow removal, exterminating, landscaping, plants, water treatment, elevator, fire protection, electrical, plumbing, heating, air conditioning, and mechanical equipment and the cost of materials, tools, supplies, and equipment used in connection therewith.

     4.   Water charges and sewer rents.

     5. Salaries and such other compensation (including payroll taxes, welfare, retirement, vacation, holiday, and other paid absences and other fringe benefits) payable to all employees of Landlord up to and including the Building Manager for performing services in connection with the repair, maintenance and operation of the Office Building.

     6.   Licenses, permits and inspection fees.

     7. Auditor's fees for public accounting normally required for the operation and maintenance of the Office Building, but not included expenses for determining rents and Operating Expenses.

     8. Wages, salaries and such other compensation and benefits (including payroll taxes, welfare, retirement, vacation, holiday, and other paid absences and other fringe benefits) as well as any adjustments thereto for employees, independent contractors or agents of Landlord performing services rendered in connection with the normal operation, repair and maintenance of the Office Building such as the following:

               a. Elevator and handicap lift operations, including starters and assistant starters:

               b. Window cleaners, miscellaneous handymen, janitors, cleaning personnel and porters engaged in cleaning, repairing, and maintaining the Office Building, its equipment and fixtures;

               c. Watchmen, caretakers and persons engaged in patrolling and protecting;

               d. Engineers, firemen, mechanics, electricians, plumbers and persons engaged in the operation, repair and maintenance of the heating, air conditioning, ventilating, plumbing, electrical and elevator systems;

               e. Plumbers and electricians engaged in connection with the operation, normal repairs and normal maintenance of the Office Building.

     9. Such other reasonable expenses and costs reasonably necessary to be incurred for the purpose of operating and maintaining the Office Building in a normal first-class manner and condition.

     10. Any such reasonable expenses and reasonable costs resulting from a substitution of work, labor, material or services in lieu of any of the above itemizations, or for any such additional work, labor services or the material resulting from compliance with any governmental laws, rules, regulations of orders applicable to the Office Building or any parts thereof which shall, at the time of any such substitution and/or addition, be considered Operating Expenses in accordance with Generally Accepted Accounting Principles: the Operating Expenses shall be "net" and, for that purpose, shall be deemed reduced by the amounts of any insurance reimbursement, other reimbursement, recoupment, payment, discount, credit, reduction, allowance, or the like received or receivable by Landlord in connection with such operating costs.

     11. Premiums and other charges incurred by Landlord with respect to the following insurance, which Landlord may or may not be obligated to carry on the Office Building.

               a. Fire and extended coverage insurance, including earthquake, windstorm, hail explosion;

               b. Rioting attending a strike, civil commotion, aircraft, vehicle and smoke insurance:

               c. Public liability and property damage insurance; d. Elevator insurance;

               e. Worker's compensation insurance for the employees specified in Sub-paragraph #5, above;

               f. Boiler and machinery insurance, sprinkler leakage, water damage, legal liability, burglary, fidelity and pilferage insurance on equipment and materials;

               g. Health, accident and group life insurance for employees specified in Sub-paragraph #5 above;

               h.   Such  other   insurance  as  is  reasonable,   necessary  or
                    advisable.

     12. Sales, use and excise taxes on goods and services purchased by Landlord to properly operate or maintain the Office Building and its equipment.

     13. Costs incurred by Landlord for capital improvements made to the Office Building after completion of its construction as a labor-saving device or to effect other economies in the operation or maintenance of the Office Building, but only to the extent of such savings, may be amortized per generally accepted accounting principles, together with interest on the unamortized balance at market rate.

     14. Costs incurred by Landlord for management and maintenance of energy and utility savings devices and equipment.

     15. Property management fees will not exceed five percent of Tenant's Annual Base Rent.

     16. All ad valorem taxes, assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Office Building, or by others, subsequently created or otherwise, and other taxes and assessments attributable to the Office Building and the land described in this Lease Agreement or the Office Building's operation, excluding, however, all federal, state and local taxes on income, or measured by income.

     17. Such reasonable legal fees, costs and disbursements as would normally be incurred in connection with the operation of the Office Building.

     22.01 PAYMENT OF OPERATING EXPENSES: Tenant shall pay, as additional rent during the term of this Lease, Tenant's Pro Rata Share as set forth in ARTICLE
1.09 of direct expenses paid or incurred by Landlord. Tenant's Pro Rata Share of said Excess Operating Expenses shall be paid in monthly installments of or before the first day of each calendar month, in advance, in an amount estimated by Landlord.

     Said estimate amount shall be payable in equal monthly installments together with the then amount due for monthly rent. Said Excess Operating Expenses are part of the Minimum Rent as set forth in ARTICLE 1,10.

     22.02 FINAL ASSESSMENT: Tenant shall be liable for Tenant's Pro Rata Share of said Excess Operating Expenses for the year in which this Lease terminates, up to the date of termination, even though the lease term has expired and Tenant has vacated the Premises at the time that such Excess Operating Expenses are finally computed. Within ten (10) calendar days after Tenant's receipt of a statement of the final computation of the Excess Operating Expenses for the year in which This Lease terminates, Tenant shall pay to Landlord or Landlord shall pay to Tenant, as the case may require, a prorated amount for that portion of time Tenant occupied its Premises during the last year of this Lease, as the case may be, the amount by which the actual Excess Operating Expenses exceeded, or the estimated payments made by Tenant on account of such increase in the Excess Operating Expenses.

     22.03 RENTAL: Notwithstanding anything to the contrary contained in this ARTICLE, the Rent payable by Tenant shall in no event be reduced to an amount which is less than the Minimum Rent specified in ARTICLE 1.10.

     22.04 STATEMENT: Within ninety (90) calendar days following the end of the first calendar year thereafter, Landlord shall furnish to Tenant a statement, certified as correct by a responsible officer, manager, or member of Landlord, showing the total amount of Excess Operating Expenses and payments made for the calendar year just expired, by Tenant during such calendar year under this
ARTICLE 22.00. Tenant has the right to audit the Excess Operating Expenses for that given year. If Tenant's share of such Excess Operating Expenses for such calendar year shall exceed Tenant's payment so made, Tenant shall pay to Landlord the deficiency within ten (10) calendar days after receipt of said statement. If Tenant's payments shall exceed Tenant's share of such Excess Operating Expenses, as shown on such statement, Tenant shall be entitled to credit the excess against payments next thereafter becoming due under this
ARTICLE 22.00 or to the following months rent except at the end of the term when any such excess shall be refunded to Tenant.

23.00       SERVICES AND UTILITIES

     Provided that Tenant is not in default hereunder and subject to the rules and regulations of the Office Building, Landlord shall furnish to the Premises heating and air conditioning required in Landlord' s reasonable judgment for the comfortable use and occupation of Premises. janitorial services will be provided five days per week, Monday through Friday (except holidays). Electricity to the Premises for normal lighting and fractional horsepower office machines will be furnished twenty-four hours per day seven days per week. Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the building of which the Premises are pan except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense. Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of rental by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall be liable in case of negligence under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right, but shall have no obligations, to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, and the cost of operation and maintenance thereof shall be paid by Tenant to Landlord upon demand by Landlord.

     23.01 EXCESS: Tenant will not, without written consent of Landlord, use any apparatus or device in the Premises, which will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; nor connect with electric current except through existing electrical outlets in the Premises, any apparatus or device, for the purpose of using electric current. If Tenant shall require water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Tenant shall first procure the written consent of Landlord, which consent shall not be unreasonably withheld. Landlord may cause a water meter or electrical current meter to be installed in the Premises to measure the amount of water and electric current consumed for any such use. The purchase, installation, maintenance and repair cost of such meters shall be paid by Tenant upon demand.

Tenant shall pay to Landlord promptly upon demand therefore by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such services by local public utility furnishing the same, plus any additional expense incurred in keeping account if the water and electric current so consumed. If a separate meter is not installed, such excess cost for such water and electric current will be established by an estimate made by Landlord as the cost of furnishing electricity or service for the operation of such equipment or water service,

     23.02 HEATING, VENTILATING AND AIR CONDITIONING: Heating, ventilating and air conditioning, ("HVAC") to the Premises shall be provided five (5) days a week, Monday through Friday, from 7:00 a.m. to 6:00 p.m. (Except for holidays) and 8:00 a.m. to 12:00 (noon) on Saturday within the comfort zone during that period of time. Tenant shall pay, upon demand, the cost of any HVAC provided at times other than the normal business hours specified above. Should Landlord consent to provide HVAC at times other than those specified above, such costs shall be based upon the actual operating costs of the HVAC supplied during such non-business hours, including, but not limited to, the cost of personnel required to operate and maintain the HVAC during such non-business hours.

24.00       PROPERTY TAXES

     Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant's equipment, furniture, fixtures and personal property located in the Premise; except that which has been paid for by Landlord, and is the standard of the Office Building. In the event any or all of the Tenant's equipment, furniture, fixtures and personal property shall be assessed and taxed with the Office Building, Tenant shall pay to Landlord its share of such taxes within ten
(10) calendar days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property. Tenant's failure to pay said taxes within the herein referenced time period shall give to Landlord remedies available to it under ARTICLE 26.00 hereof.

25.00       SALE OF PREMISES BY LANDLORD

     In the event of any sale or exchange of the Office Building of which the Premises are pan by Landlord and assignment by Landlord of this Lease, other than by foreclosure, and the assumption by a financially responsible party of Landlord's obligation under this Lease, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurring after the consummation of such sale or exchange and assignment. In the event of a sale or exchange of the Office Building, this Lease shall be assumed by the party purchasing the Office Building.

26.00       DEFAULTS BY TENANT

     The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant;

          a) Tenant shall fail to pay any installment of rent, or any other payment required to be made by Tenant hereunder within ten (10) calendar days of the date such payment, pursuant to the terms of this Lease, and/or

          b)   The abandonment or vacation of the Premises by Tenant; and/or

          c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, or the occurrence of a prohibited event, where such failure or occurrence continues for thirty (30) calendar days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) calendar day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; and/or

          d) The making by Tenant of any general assignment for the benefit of creditors: the filing by or against Tenant of petition to have Tenant adjudged a bankrupt of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) calendar days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
               (30) calendar days; or the attachment, execution or other judicial seizure of substantia!!y all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) calendar days; and/or

          e) If within any period of twelve (12) consecutive months of the term hereof, Tenant shall have been in default in the payment of rent hereunder three times or more, a default under this subparagraph 2600(e) shall be deemed a non-curable default.

26.01 REMEDIES IN THE EVENT OF DEFAULT:

          a) In the event of any default under this Lease as hereinabove set forth or otherwise, Landlord may at any time thereafter, and without limiting Landlord in the exercise of any other legal remedy under law or in equity or otherwise which Landlord may have by reason of the default, serve written notice on Tenant requiring Tenant to alternatively within three (3) calendar days after service of such notice (a) pay the rent or amount due or perform as required by the provision of this Lease which Tenant has failed to observe, or (b) surrender the Premises to Landlord. all in accordance with Title 78, Chapter 36 of the Utah Code. In the event Landlord may recover from Tenant:

                    (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                    (ii) The  worth at the time of award of the  amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of rental loss that could have been reasonably avoided; plus

                    (iii)The  worth at the time of award of the  amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that could be reasonably avoided; plus

                    (iv) At Landlord's election.  such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law including treble damages as permitted by Title 78, Chapter 36; less

                    (v) Any amounts by which Landlord is benefited by reason of not having to incur Operating Expenses associated with Tenant's occupancy. The term "rent" as used herein shall be deemed to be and to mean the Base Rent and all other sums. including but not limited to Additional Rent, required to be paid by Tenant pursuant to the above terms of this Lease. As used in paragraphs (1) and (ii) above, the worth at time of award is computed by allowing interest at the rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          b) Except as may be required otherwise under state statutory or common law, Landlord can continue this Lease in full force and effect. regardless of whether or not Tenant is in default or has abandoned the Premises, and this Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession and Landlord shall have the right to collect rent when due with allowance for reduced Operating Expenses. In addition:

                    (i) During the period Tenant is in default and shall have vacated the Premises, Landlord. at its election, may enter the Premises and re!et them or any part of them upon such terms as Landlord in its sole discretion shall deem appropriate. Any rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting, including, but not limited to leasing commissions and reasonable attorney's fees incident to such default, re-entry and reletting; third, to the payment of the cost of any alterations and repairs to the Premises caused by Tenant's damage to the Premises, normal wear and excepted; and fourth, to the payment of rent due and unpaid hereunder. Tenant shall pay any deficiency in such amounts, as determined by Landlord, to Landlord within ten (10) calendar days of receipt of a statement setting forth the amount of such deficiency.

                    (ii) Neither  Landlord's acts of maintenance or preservation or efforts to relet the Premises, nor the appointment of a receiver upon the initiative of the Landlord to protect Landlord's interest under this Lease, nor re-entry or taking possession of the Premises by
                         Landlord pursuant to this ARTICLE 26.00, shall be construed as an election to terminate this Lease or constitute a termination of Tenant's rights to possession, nor shall it cause a forfeiture of rents and other amounts remaining to be paid during the balance of the term of this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease, or unless termination is decreed by a court of competent jurisdiction.

                    (iii)Notwithstanding  any reletting  without  termination by
                         Landlord because of any default by Tenant, Landlord may at any time after reletting elect to terminate this Lease for any such default.

          c) In the event of any such default and abandonment by Tenant, Landlord shall also have the fight to reenter the Premises and remove all persons and property from said Premises; such property may be removed and stored in a ware house or elsewhere at the cost of and for the account of Tenant.

27.00 DESTRUCTION BY FIRE OR CASUALTY

     Subject to provision for termination immediately below, if the Premises are destroyed or partially destroyed by fire, or other perils covered or not covered by extended coverage insurance, then, on the day after damage occurs, rent shall abate and the lease term shall be extended until such time as the Premises are rendered reasonably habitable for normal business use. The opinion of an MAI appraiser mutually acceptable to both parties shall be binding upon the parties in effecting the determination as to whether the Premises can be used by Tenant to conduct business at the same scale as before the damage occurred, the term shall abate. If the whole of the Premises or any major portion thereof, as would affect the Tenant's occupation and use of the Premises, shall be rendered untenantable for any other reason other than the fault of the Tenant, this Lease shall terminate at the election of the Landlord or the Tenant upon written notice to Landlord given within sixty (60) calendar days of the occurrence advising of the termination and the grounds therefore. If Landlord repairs the Premises to a habitable condition, then rental and term shall recommence on the first day of the calendar month following the date the Premises are placed in a habitable condition. Landlord shall have the option not to terminate this Lease in the event such destruction resulted from the negligent or intentional acts or omissions of Tenant or any of Tenant's agents, employees or invitees, and in such event, Tenant shall continue to be responsible for all rent and other obligations under this Lease.

     27.01 ABATEMENT OF RENTS; TENANTS LIABILITIES: If the Premises or the Office Building is damaged, but the Premises and Office Building are still habitable for normal business use, and Landlord or Tenant repairs or restores them pursuant to the provisions of this ARTICLE 27.00 the rent payable hereunder for the period during such damage, repair or restoration continues shall be abated in proportion to the reduced amount of usable square footage of Tenant's Premises. Notwithstanding anything to the contrary contained herein Tenant shall not be entitled to an abatement of rent if the Premises or the Office Building was damaged due to the negligent or intentional act or omission of Tenant or any of Tenant's agents or employees or invitees,

     27.02 REPAIR OF TENANT'S PROPERTY: Except as provided in ARTICLE 27.00, Landlord shall not be required to make any repairs or replacements of any other kind, or to make any repairs or replacements of any panels, decoration, office fixtures, railings, floor coverings, partitions, or any other property installed in the Premises by Tenant. Tenant shall obtain its own fire and casualty insurance to protect against loss in the event of damage to such elements by fire or other perils covered by extended coverage insurance. Tenant shall be obligated to obtain a waiver of subrogation in such policies and hereby releases and indemnifies Landlord from any claims as a result of such casualty.

     27.03 EXCLUSIVE REMEDY: The Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property, or for any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration, except the abatement of rent specified in this ARTICLE 27.00 unless caused by Landlord's negligence or misconduct.

28.00 EMINENT DOMAIN

     In the event the entire Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and both Landlord and Tenant shall thereupon be released from any liability to the other thereafter accruing hereunder. In the event more than twenty-five percent (25%) of the square footage of floor area (including mezzanine, if any) of the Premises is taken under the power of eminent domain by any public or quasi-public authority, or if by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Premises is not usable for the purposes for which the Premises were leased, then either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate a portion of the Premises so taken upon giving notice to the other in writing of such election within sixty (60) calendar days after the date of such taking. In the event of such termination, both Landlord and Tenant shall thereupon be released from any liability to the other thereafter accruing hereunder.

     28.01 COMPENSATION: Whether or not this Lease is terminated, Landlord shall be entitled to the entire award or compensation in such proceedings, but nothing herein shall be deemed to affect Tenant's right to bring a separate action to recover damages for the loss of its leasehold improvements, fixtures and personal property. If this Lease is terminated as hereinabove provided, and provided that Tenant is not in default of any of the covenants, conditions or provisions of this Lease all items of rent, additional rent and other charges for the last month of Tenant's occupancy shall be prorated, and Landlord agrees to refund to Tenant any rent, additional or other charges paid in advance.

     28.02 NONTERMINATION: If both Landlord and Tenant elect not to so terminate this Lease, Tenant shall remain in that portion of the Premises which shall not have been appropriated or taken as herein provided, and Landlord agrees, at Landlord's cost and expense, to, as soon as reasonably possible, restore the remaining potion of the Premises to a complete unit of like quality and character as existed prior to such appropriation or taking; and thereafter the Minimum Rental provided for in ARTICLE 1.10 hereof shall be adjusted on an equitable basis, taking into account the relative value of the potion taken as compared to the potion remaining. For the purpose of ARTICLE 28.00, a voluntary sale or conveyance in lieu of condemnation, but under threat of condemnation, shall be deemed an appropriation or taking under the power or eminent domain.

29.00 SUBORDINATION AND ATTORNMENT

     This Lease is subject and subordinate to all mortgages and deeds of trust which now affect the Office Building or any part of the Office Building and to all renewals, modifications, consolidation, replacements and extensions thereof. This Lease may, at the option of Landlord, be subordinate to mortgages, deeds of trust or other lien which may hereafter affect the Office Building or any part thereof and Tenant will execute and deliver upon the demand of Landlord from time to time any and all instruments desired by Landlord, subordinating, in the manner requested by Landlord, this Lease to such lease, mortgage, deed or trust or lien, provided such mortgage, deed or trust or lien provides that in the event of the termination of foreclosure of such mortgage, deed of trust or lien, any successor to any interest of Landlord in the Office Building will not disturb Tenant's possession of the Premises if Tenant attorns to such successor as Landlord and otherwise performs its obligations under this Lease. Tenant agrees that Tenant shall attorn to any purchaser upon foreclosure or sale pursuant to any lien. In the event of foreclosure of such mortgage, deed of trust or other lien, any successor to any interest of Landlord in the Office Building shall have no liability to repay to Tenant any security deposit paid to any prior Landlord. Landlord may from time to time grant or declare such restrictions or covenants as may be reasonably required by Landlord or adopt and record such parcel maps, subdivision maps or condominium plans as may be reasonably required by Landlord relating to all or any portion of the Office Building and the provisions of all such documents shall be senior to this Lease and Tenant shall sign any of such documents upon request of Landlord provided such documents do not reasonably interfere with the use of the Premises by Tenant as permitted by this Lease.

30.00 ASSIGNMENT, SUBLETTING AND OWNERSHIP

     Except as provided herein, Tenant shall not voluntarily, or by operation of law, transfer, assign, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises. Any attempt at transfer, assignment or subletting, without the Landlord's written consent (when such consent is required) shall be void and confer no rights upon any third person. Notwithstanding the foregoing, Tenant may assign or sublet this Lease upon first procuring the written consent of Landlord, which consent shall not be unreasonably withheld by Landlord. (i) Said assignee shall assume in full, the obligations of Tenant under this Lease and (ii) Landlord shall be given written notice of such assignment and assumption. Any such assignment shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease. Without limiting the generality of the foregoing, Landlord's refusal to give consent to an assignment or sublease shall not be deemed unreasonably withheld if:

                    (i) The proposed use of the Premises shall be different from that permitted under ARTICLE 1.08 of this Lease; or

                    (ii) The character,  reputation or financial  responsibility of the proposed assignee or sublessee are not reasonably satisfactory in Landlord's judgment; or, in any event, not at least equal to those possessed by Tenant (or represented to be possessed by Tenant) as of the date of execution of this Lease; or

                    (iii)The  proposed  assignee  fails to agree in  writing  to assume and be bound by all of the obligations of Tenant under this Lease.

     No consent to assignment given by Landlord pursuant to the foregoing shall be deemed to release Tenant from any liability under this Lease, nor, after any consent to assignment, shall Landlord's failure to give Tenant notice of default under any of the terms or conditions of this Lease release Tenant from any liability hereunder. Without limiting any of the Landlord's rights hereunder, Landlord shall have the fight, in the event of an assignment of this Lease, to declare this Lease null and void and of no further force and effect thereby permitting Landlord to negotiate with the prospective assignee for a lease on terms and conditions acceptable to Landlord.

     Notwithstanding anything contained herein to the contrary, Tenant may, without the necessity of the consent of Landlord, at any time assign or otherwise transfer this Lease or sublease the Premises or any portion thereof to
(i) any parent, subsidiary or affiliate corporation or entity, (ii) any corporation resulting from the consolidation or merger of Tenant into or with any other entity, or (iii) any person, firm, entity or corporation acquiring a majority of Tenant's issued and outstanding capital stock or all or substantially all of Tenant's assets; provided no such assignment, sublease or transfer shall release Tenant from any of Tenant's obligations under this Lease. As used herein, the expression "affiliate corporation or entity" means a person or business entity, corporate or otherwise, that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Tenant. The word "control" means the right and power, direct or indirect, to direct or cause the direction of the management and policies of a person or business entity, corporation or otherwise.

     30.01 ATTORNEY'S FEES: Tenant agrees to reimburse Landlord for Landlord's attorney's fees in an amount not less than $500.00 incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting. change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises for which Landlord's consent is required. The consent by Landlord to any transfer, assignment. subletting, change of ownership or hypothecation shall not constitute a waiver of the necessity for such consent to any subsequent attempted transfer, assignment, subletting, license or concession agreement, change of ownership or hypothecation.

     30.02 LANDLORD'S CONSENT: Each such transfer, assignment, subletting, license or concession agreement and hypothecation to which there has been consent shall be by instrument in writing, in form satisfactory to Landlord, and shall be executed by the translator, assignor, sublessor, licenser, concessionaire, hypothecator or mortgagor and the transferee assignee, sublessee, licensee, concessionaire, or mortgagee shall agree in writing for the benefit of the Landlord to assume to be bound by, and to perform the terms, covenants and conditions done, kept and performed by Tenant. One executed copy of such written instrument shall be delivered to Landlord. Failure to first obtain in writing Landlord's consent with the provisions of this ARTICLE shall operate to prevent any such transfer, assignment, subletting, license, concession agreement or hypothecation from becoming effective.

     30.03 INVOLUNTARY ASSIGNMENT: No interest of Tenant in this Lease shall be assignable by operation of law, legal process, receivership, bankruptcy or otherwise ("involuntary assignment"). An involuntary assignment shall include but not be limited to the following:

                    (i) If Tenant is or becomes bankrupt or insolvent, makes and assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; and/or

                    (ii) If a writ of attachment or execution is levied  against
                         Tenant's interest in on this Lease; or

                    (iii)If, in any  proceeding  or action to which  Tenant is a party, a receiver is appointed with authority to the possession of the Premises.

     Any involuntary assignment shall constitute a default by Tenant, and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. If a writ of attachment or execution is levied against Tenant's interest in on this Lease or a receiver is appointed for Tenant's business, Tenant shall have thirty (30) calendar days in which to cause the attachment or execution or receiver to be removed. If any involuntary proceeding bankruptcy is brought against Tenant, Tenant shall have sixty (60) calendar days in which to have the involuntary proceedings dismissed.

31.00 LAWS AND ORDINANCES

     Tenant agrees to comply with all laws, ordinances, orders and regulations affecting the use and occupancy of the Premises and the cleanliness, safety, or operation thereof Tenant agrees to comply with the regulations and requirements of any insurance underwriter, inspection bureau or similar agency with respect to that portion of the Premises installed or used by recommendations and requirements with respect to that portion of the Premises installed by Landlord.

     31.01 USE OF LEASED PREMISES: Tenant agrees not to: (i) permit any immoral practice to be carried on or committed on the Premises; (ii) make use of or allow the Premises to be used for any purposes other than that permitted under
ARTICLE 1.08; (iii) keep or use or permit to be kept or used on the Premises any inflammable fluids or explosives without the prior written permission of Landlord; (iv) use the Premises for any purpose whatsoever which might create a nuisance or injure the reputation of the Premises or of the Office Building; (v) deface or injure the Office Building or the Premises; (vi) overload the floors;
(vii) commit or suffer any waste; or (viii) install any electrical equipment that overloads lines.

     31.02 ELECTRICAL REQUIREMENTS: In connection with the installation of any electrical equipment, Tenant shall, at Tenant's own expense, make from time to time whatever changes are necessary to comply with the requirements of the insurance inspectors, underwriters and governmental authorities.

32.00 WAIVER OF CLAIMS & SUBROGATION

     Tenant does hereby covenant and agree with Landlord that it will waive and does hereby waive the application to Landlord of any subrogation clause arising out of any contract of property insurance into which the Tenant has entered or may enter with any insurer, and hereby releases Landlord from any subrogation claim any insurer might have, or claim against Landlord arising out of any contract of property insurance. Landlord on its part covenants and agrees with Tenant that it will waive and does hereby waive the application to Tenant of any subrogation clause arising out of any contract of insurance into which the Landlord has entered or may enter with any insurer, and hereby releases said Tenant from any subrogation claim that any insurer might have or claim against Tenant arising out of any contract of insurance between the Landlord and such insurer.

     Notwithstanding anything apparently to the contrary in this Lease, Landlord and Tenant hereby release one another and their respective partners, officers and employees and property manager from any and all liability (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage covered by property insurance or coverable by a customary policy of insurance required by this Lease to be carried by that party.

33.00 NOTICES

     Notices and demands required or permitted to be given hereunder shall be given by certified mail addressed, if to Landlord, at the address at which the last rental payment was made or required to be made, and if to Tenant, addressed to Tenant at the Premises, or such other address as was last specified respectively by written notice by Landlord or Tenant. All notices from Tenant to Landlord hereunder shall also require Tenant to send a copy of such notice to Landlord's Mortgagee(s). Landlord will be responsible to keep Tenant apprised of the name and address of Landlord's mortgagee(s) and any changes to such name or address.

34.00 REMEDIES

     All rights and remedies of both Tenant and Landlord herEin create or otherwise extending at law are cumulative, and the exercise of one or more fights or remedies shall not be taken to exclude or waive the right to the exercise of any other. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

35.00 SUCCESSORS AND ASSIGNS

     All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and assignees; it being understood and agreed, however, that the provisions of ARTICLE 31.00 hereof, are in nowise impaired by this ARTICLE 35.00.

36.00 REPRESENTATIONS

     It is understood and agreed by Tenant that Landlord and Landlord's agents have made no representations or promises with respect to the Premises or the Office Building or the making or entry into this Lease, except as in this Lease expressly set forth, and that no claim or liability, or cause for termination, shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, the breach of any representations or promises not expressly stated in this Lease.

37.00 WAIVER

     The failure of either Landlord or Tenant to insist upon strict performance by either party of any of the covenants, conditions, and agreements of this Lease shall not be deemed a waiver of any of either party's rights or remedies and shall not be deemed a waiver of any subsequent breach or default by either party in any of the covenants, conditions and agreements of this Lease, No surrender of the Premises shall be effected by Landlord's acceptance of rental or by any other means whatsoever unless the same be evidenced by Landlord's written acceptance of such as a surrender.

38.00 INTERPRETATION

     The parties hereto agree that it is their intention hereby to create only the relationship of Landlord and Tenant, and no provision hereof, or act of either party hereunder, shall ever be construed as creating and relationship of principal and agent, or a partnership, or a joint venture or enterprise between the parties hereto.

39.00 QUIET ENJOYMENT

     Tenant shall and may peaceably and quietly have, hold and enjoy the Premises and improvements thereon during the term.

40.00 WAIVER OF REDEMPTION

     Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

41.00 LEASE STATUS

     Within Ten (10) calendar days of receipt of written request of Landlord, Tenant will execute, acknowledge and deliver to Landlord an instrument prepared by Landlord, stating, if the same be true, that this Lease is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect. Tenant's failure to execute such statement within the time period set forth herein shall be deemed that this Lease is in full force and effect and that there are no offsets, defenses or counter claims with respect to Landlord. Tenant hereby acknowledges that said certificate may be relied upon by any existing or prospective lender or purchaser.

42.00 RECORDING

     Tenant shall not record this Lease for any purpose whatsoever.

43.00 FORCE MAJEURE

     In the event that the Landlord shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, dots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work of doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Term Commencement date (ARTICLE 1.06) and Rent Commencement date (ARTICLE 1.12) shall be postponed and adjusted for such delay and Term Expiration date (ARTICLE 1.07) will also be adjusted. The provisions of this ARTICLE shall not operate to excuse Tenant from the prompt payment of rent, additional rent or any other payments required by the terms of this Lease.

44.00 PARKING

     Landlord  shall provide Tenant with parking spaces as designated in ARTICLE
1.15. Said parking spaces shall be located within the Office Building Development and shall be subject to Landlord's designation.

45.00 CAPTIONS

     Captions throughout this instrument are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

46.00 PARTIAL INVALIDITY

     If any term or provision of this Lease or application thereof be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to the persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

47.00 GOVERNING LAW

     This Lease shall be governed by the laws of the State of Utah.

48.00 ENTIRE AGREEMENT

     This Lease contains all the agreements of the parties hereto with respect to any mater covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

49.00 NO OPTION

     The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

50.00 AGENCY DISCLOSURE

     Commerce Properties, Inc. represents Landlord and Tenant is representing itself. All commissions relating to this Lease transaction will be paid by Landlord.

51.00 SECURITY DEPOSIT

     Upon execution of this Lease, Tenant shall deposit with Landlord the security deposit set forth in ARTICLE 1.13 as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss of damage which Landlord may suffer thereby. if Landlord so uses or applies all or any portion of said deposit, Tenant shall, within ten (10) calendar days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount. Landlord shall not be required to keep said security deposit separate from its general accounts. if Tenant performs all of Tenant's obligations hereunder, said deposit shall be returned without payment of interest to Tenant at the expiration of the term and after Tenant has vacated the Leased Premises.

52.00 INCORPORATION BY REFERENCE

     All Exhibits, Riders, and other attachments hereto are by this reference incorporated in and made part of this Lease as if said forth in full herein.


     IN WITNESS WHEREOF the parties hereto have executed this Lease agreement on the day and year first above mention, the corporate party or parties by its or their proper officers duly authorized hereunto.

MEDIZONE INTERNATIONAL INC.                   EAGLE OVERLOOK. L.C.



By:_____________________________              By:____________________________


Its:____________________________              Its:___________________________

ATTEST:                                       ATTEST:


By:_____________________________              By:____________________________

                                   EXHIBIT "A"







                                   Floor Plan

                                   EXHIBIT "B"

                         BUILDING RULES AND REGULATIONS

     The following Building Rules are additional provisions of this Lease Agreement between Landlord and Tenant. The terms used herein have the same meanings as these terms are given in this Lease.

1. Use of Common Areas. Tenant will not obstruct the sidewalks, halls, passages, exits, entrances, elevators or stairways of the Office Building ("Common areas"), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the fight to control and prevent access to the Common Areas of any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation and interests of the Office Building and its tenants.

2. Signage. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Office Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Office Building. All approved signage will be inscribed, painted or affixed at Tenant's expense by a person approved by Landlord, which approval will not be unreasonably withheld,

3. Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises or permit any person to enter the Office Building for such purpose other than the Landlord's janitorial service, except with Landlord's prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant's carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service shall mean ordinary dusting and cleaning, normal vacuuming, window washing and normal emptying of waste receptacles, replacement of standard Ceiling lights, but shall exclude washing dishes, moving furniture, plant maintenance, cleaning of mirrors, replacement of other light bulbs and other special services. Tenant shall not have access to Landlord's janitorial equipment and supplies.

4. Keys and Locks. Tenant will not duplicate any Keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Office Building without the prior written consent of the Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of this Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Office Building which have been obtained b Tenant,

5. Freight. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other properly brought into the Office Building, and no property will be received in the Office Building or carried up or down the freight elevator or stairs except during such hours and


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along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight.

6. Nuisances and Dangerous Substances. Tenant will not conduct itself or permit its agents, employees, or contractors to conduct themselves, in the Premises or anywhere on or in the Development in a manner which is offensive or unduly annoying to any other Tenant or Landlord's property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common areas. Tenant will not use or keep in the Premises any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonable necessary for the maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to the occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Office Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises.

7. Building Name and Address. Without Landlord's prior written consent, Tenant will not use the name of the Office Building in connection with or in promoting or advertising Tenant's business except as Tenant's address, Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Office Building.

8. Floor Coverings. Tenant will not lay or otherwise attach linoleum, tile, carpet, or any other floor covering to floor of the Premises in any manner except as approved in writing by Landlord and, if Landlord has furnished carpeting for the Premises, will use carpet protectors under all desk chairs. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

9. Electrical Installments. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will keep the doors to the Office Building corridors closed at all times except for ingress and egress_

10. Plumbing Facilities. The toilet rooms, toilets, urinals, washbowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by the Tenant, its employees or invitees.

11. Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, cans or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

12. Refuse. Tenant will store all its trash and garbage in an exterior dumpster provided by Landlord. Tenant shall not store any trash or garbage in any Common

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Area,  No  material  will be placed in the trash  boxes or  receptacles  if such material may not be disposed of in the ordinary and customary manner of removing the disposing of trash and garbage in Salt Lake County without being in violation of any law or ordinance covering such disposal. All trash and garbage removal will be only through such Common Areas provided for such purposes and at such times as Landlord may designate.

13. Soliciting, Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Office Building are prohibited, and Tenant will cooperate to prevent the same.

14. Parking. Tenant will not allow any employee to park in the parking lot without a parking permit, Tenant will use, and will cause its agents, employees, contractors, invitees and visitors to use, the parking spaces in a manner consistent with Landlord's directional signs and markings in the parking area. Specifically, but without limitation, Tenant will not park, or permit its agents, employees, contractors, invitees and visitors to park. in a manner that impedes access to and from the Office Building or the parking areas or that violates space reservations for handicapped drivers. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the parking areas, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of noncompliance with such parking regulation.

15. Fire, Security and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

16. Responsibility for Theft. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

17. Sales and Auctions. Tenant will not display or sell merchandise outside the exterior walls and doorways of the Premises nor use such areas for storage. Tenant will not install any exterior lighting, amplifiers or similar devices or use in or about the Premises an advertising medium which may be heard or seen outside the Premises, including flashing lights, searchlights, loudspeakers, phonographs, radio broadcasts. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the project, whether auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding excepted or otherwise required by a court order.

18. Smoking. Tenant, its employees, agents, contractors, shall not smoke in the Office Building or within 25 feet of the Office Building,

19. Effect on Lease. These Building Rules are in addition to, shall not be construed to in any way modify or mend, in whole or in part, the terms, covenants, agreements and conditions of this Lease. Violation of these Building Rules constitutes a failure to full perform the provisions of this Lease, as referred to in ARTICLE 26.00 - "Defaults by Tenant".

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22. Additional and Amended Rules.  Landlord  reserves the right, in writing,  to rescind or amend these Building Rules and/or adopt any other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Office Building and for the preservation of good order therein.


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                                   EXHIBIT "C"

                               GUARANTEE OF LEASE

     WHEREAS, a certain Lease of even date herewith has been executed by and between Eagle Overlook. L.C., a Utah Limited Liability Company, therein referred to as "Landlord" and Medizone International Inc., a Nevada Corporation, therein referred to as "Tenant," covering certain premises in the County of Salt Lake, State of Utah; and

     WHEREAS, the Landlord under said Lease requires as a condition to its execution of said Lease that the Undersigned guarantee the full performance of the obligations of the Tenant under said Lease; and

     WHEREAS, the undersigned is desirous that Landlord enter into said Lease with Tenant,

     NOW, THEREFORE, in consideration of the execution of said Lease by Landlord, the undersigned hereby unconditionally guarantees the full performance of each and all of the terms and conditions of said Lease to be kept and performed by said Tenant including the timely payment of all rentals and other charges to accrue thereunder. The undersigned further agrees as follows:

     1. That this covenant and agreement on its part shall continue in favor of the Landlord notwithstanding any extension, modification, or alteration of said Lease entered into by and between the parties thereto, or their successors or assigns, and notwithstanding any assignment of said Lease, with or without the consent of the Landlord, and no extension, modification, alteration or assignment of the above referred to Lease shall in any manner release or discharge the undersigned and the undersigned does hereby consent thereto.

     2. This Guarantee will continue unchanged by any bankruptcy, reorganization or insolvency of the Tenant or any successor or assignee thereof or by a disaffirmance or abandonment by a trustee of Tenant.

     3. Landlord may, without notice, assign this Guarantee of Lease in whole or in part and no assignment or transfer of the Lease shall operate to extinguish or diminish the liability or the undersigned hereunder.

     4. The liability of the undersigned under this Guarantee of Lease shall be primary and in any right of action which shall accrue to Landlord under the Lease, the Landlord may, at its option, proceed against the undersigned without having commenced any action, or having obtained any judgment against the Tenant.

     5. To pay Landlord's reasonable attorney's fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed or in enforcing this Guarantee of Lease against the undersigned, individually and jointly.

          The use of the singular herein shall include the plural. The obligation of two or more parties shall be joint and several. The terms and provisions of this Guarantee shall be binding upon and inure to the benefit of the respective successors and assigns of the parties herein named.

          IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed as of the date set forth in ARTICLE 1.01 of this Lease.



                                                       ________________________

                                                       ________________________

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